EXHIBIT 10.31

FIRST ADDENDUM

THIS FIRST ADDENDUM made as of this 5th day of May 1993 between Baker Properties Limited Partnership, a Connecticut limited partnership, having an office at 485 Washington Avenue, Pleasantville, New York 10570 (“Lessor”) and Immunomedics, Inc., having an office at 300 American Road, Morris Plains, New Jersey 07950 (“Lessee”).

WITNESSETH:

WHEREAS, Lessor and Lessee previously entered into a Lease Agreement (“Lease”) dated January 16, 1992; and

WHEREAS, the Lease grants Lessee Right of First Offer on vacant space under Article 34 of said Lease; and

WHEREAS, Lessor received an acceptable offer on 10,000 square feet of existing adjacent vacant space (as outlined in red on Exhibit A and hereinafter defined as “Additional Space”) in its “As-Is” condition at $5.25 per square foot net/net/net; and

WHEREAS, Lessee has elected to exercise their Right of First Offer.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth and for good and valuable consideration, the parties hereby agree to amend the Lease as of March 15, 1993 as follows:

1. Lessor hereby lets to Lessee and Lessee hereby takes and leases from Lessor the Additional Space which shall hereinafter become part of the Demised Premises as outlined on Exhibit A, thus making the total space in the Demised Premises 68,759 sq. ft.

2. Lessee’s triple net rent will increase, effective June 1, 1993, by $52,500.00 (Fifty-Two Thousand Five Hundred Dollars and no cents) per annum to $405,054.00 (Four Hundred Five Thousand Fifty-Four Dollars and no cents) per annum, equivalent to $33,754.50 (Thirty-Three Thousand Seven Hundred Fifty-Four Dollars and fifty cents) per month through May 31, 1997. Commencing June 1, 1997 through May 31, 1998, Lessee’s Basic Rent will increase to $469,688.90 (Four Hundred Sixty-Nine Thousand Six Hundred Eighty-Eight Dollars and ninety cents) per annum, the equivalent of $39,140.74 (Thirty-Nine Thousand One Hundred Forty Dollars and seventy-four cents) per month. Commencing June 1, 1998 through May 31, 1999, Lessee’s Basic Rent will increase to $488,188.90 (Four Hundred Eighty-Eight Thousand One Hundred Eighty-Eight Dollars and ninety cents) per annum, the equivalent of $40,682.41 (Forty Thousand Six Hundred Eighty-Two Dollars and forty-one cents) per month.

3. As the Demised Premises is hereby redefined, Lessee’s Share of Complex Operating Costs shall be 74.45% and Lessee’s Share of Real Estate Taxes shall be 77.79%.

4. Lessor and Lessee shall equally share the cost of the demising wall for the Additional Space which will cost $22,875.00 (Twenty-Two Thousand Eight Hundred Seventy-Five Dollars and no cents). Construction of the demising wall may commence, at Lessee’s option, upon execution of this Addendum or may be deferred until the balance of the existing adjacent space is leased. Lessee must notify Lessor in writing of its decision within ten (10) business working days from the execution date of this Addendum.

5. The second paragraph of Article 32 Option to Renew in the Lease shall be replaced by the following:

The Basic Rent during the First Renewal Term shall be $42,974.38 (Forty-Two Thousand Nine Hundred Seventy-Four Dollars and thirty-eight cents) per month based on $7.50 per square foot and the Basic Rent during the Second Renewal Term shall be $48,704.29 (Forty-Eight Thousand Seven Hundred Four Dollars and twenty-nine cents) per month, based on $8.50 per square foot. At such time as Lessee exercises such option(s), Lessor, at Lessee’s option, shall, in each instance, pay to Lessee or credit against the payment of Basic Rent the sum of $25,000.00 (Twenty-Five Thousand Dollars and no cents). If Lessor pays Lessee $25,000 said amount shall be used by Lessee for office renovations in the Demised Premises.

6. Except as provided herein, Lessee shall lease the Additional Space in an “As-Is” condition.

7. Except as otherwise provided herein, all other terms and provisions set forth in the Lease shall continue with the same force and effect as if set forth at length.

8. This agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day and year written above.

AGREED TO AND ACCEPTED BY:		AGREED TO AND ACCEPTED BY:

LESSEE:		LESSOR:

IMMUNOMEDICS, INC		BAKER PROPERTIES LIMITED PARTNERSHIP

BAKER COMPANIES, INC. Its General Partner

By:	/s/ David W. Ortlieb	By:	/s/ Wm. A. Baker, Jr.
	David W. Ortlieb		Wm. A. Baker, Jr.
	President		President